Exhibit 32.2
Certification of Chief Financial Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Clint C. Freeland, the Senior Vice President and Chief Financial Officer of The Mosaic Company, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 of The Mosaic Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Mosaic Company.

November 2, 2021

/s/ Clint C. Freeland
Clint C. Freeland
Senior Vice President and Chief Financial Officer
The Mosaic Company